EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

Michael V. Shustek, as Chief Executive Officer and Director of Vestin Group, Inc. (the “Registrant”), and John W. Alderfer, as Chief Accounting Officer of Vestin Group, Inc., hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes Oxley Act of 2002, that, to my knowledge

(1)	the Registrant’s Report on Form 10-KSB/A-2 for the period ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the applicable requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: November 3, 2003

/s/ Michael V. Shustek

Michael V. Shustek
Chief Executive Officer and Director

Date: November 3, 2003

/s/ John W. Alderfer

John W. Alderfer
Chief Financial Officer